Exhibit 23.1

中正達會計師事務所有限公司 Centurion ZD CPA Limited Certified Public Accountants (Practising)

HK office: 7th Floor, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Hong Kong

香港 皇后大道中359-361號 南島商業大廈7樓

Tel : (852) 2851 7954    Fax: (852) 2545 4086

Kowloon office: Room 2105-06, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong

九龍 旺角 亞皆老街8號 朗豪坊辦公大樓2105-06室

Tel: (852) 2780 0607    Fax: (852) 2780 0013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form F-3 (Registration No. 333-214141) of our report dated October 17, 2016, relating to the consolidated financial statements of SGOCO Group, Ltd. and its subsidiaries (collectively the “Company”), which appears in the Annual Report on Form 20-F/A of the Company for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited
Hong Kong, China
December 23, 2016